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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-3 No. 333-36418 and Form S-8 No. 333-57602) of Patriot Scientific Corporation of our report dated August 9, 2001, except for
Note 1 dated as of August 15, 2001, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/  BDO Seidman, LLP


Denver, Colorado
August 29, 2001